UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2024

OAKTREE STRATEGIC CREDIT FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 814-01471	87-6827742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of Principal Executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 830-6300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On February 15, 2024 (the “
Effective Date
”), OSCF Lending IV SPV, LLC (“
OSCF Lending IV SPV
”), a wholly owned subsidiary of Oaktree Strategic Credit Fund (the “
Company
”), entered into a loan financing and servicing agreement (the “
Loan Financing and Servicing Agreement
”), among OSCF Lending IV SPV, as borrower, the Company, as servicer and equityholder, the lenders party thereto, Deutsche Bank AG, New York Branch (“
DBNY
”), as facility agent (the “
Facility Agent
”), the other agents parties thereto and Deutsche Bank National Trust Company, as collateral agent and collateral custodian, pursuant to which DBNY has agreed to extend credit to OSCF Lending IV SPV in an aggregate principal amount up to $300 million (the “
Facility Amount
”) at any one time outstanding.
The Loan Financing and Servicing Agreement provides for a senior secured revolving credit facility that has a three-year reinvestment period (the “
Availability Period
”). Borrowings under the Loan Financing and Servicing Agreement shall be denominated in EUR, AUD, CAD, GBP or USD and bear interest at a rate per annum equal to the sum of, for any accrual period and any lender, (i) the applicable margin and (ii) the cost of funds rate for such accrual period and such lender. The applicable margin will be 2.40% per annum prior to the end of the Availability Period and 3.05% per annum thereafter;
provided
that, on and after the occurrence of any Event of Default (as defined in the Loan Financing and Servicing Agreement), the applicable margin shall be increased by 2.00% per annum. The cost of funds rate will be, (a) for each conduit lender, the lower of (x) such conduit lender’s Commercial Paper Rate (as defined in the Loan Financing and Servicing Agreement) and (y) the secured overnight financing rate (“
SOFR
”) for a three-month tenor as quoted by CME Group Benchmark Administration Limited (which shall in no event be lower than 0.25%), and (b)
for
each committed lender, the base rate determined by reference to the applicable benchmark index depending on the currency denomination of the advances.
The obligations of OSCF Lending IV SPV under the Loan Financing and Servicing Agreement are secured by all of the assets held by OSCF Lending IV SPV, including loans it has made or acquired (the “
Loans
”), except for certain Retained Interests (as defined in the Loan Financing and Servicing Agreement). Under the Loan Financing and Servicing Agreement, OSCF Lending IV SPV, as borrower, and the Company, as servicer, have made representations and warranties regarding the Loans, as well as their businesses, and are required to comply with various covenants, servicing procedures, limitations on the disposition of the Loans, reporting requirements and other customary requirements for similar revolving funding facilities. Borrowings under the Loan Financing and Servicing Agreement are subject to various covenants under the Loan Financing and Servicing Agreement.
The Loan Financing and Servicing Agreement contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, the Facility Agent may terminate the commitments and declare the outstanding borrowings and all other obligations under the Loan Financing and Servicing Agreement immediately due and payable.
Subject to certain conditions, including consent of the Facility Agent, OSCF Lending IV SPV may (i) propose increases in the Facility Amount up to an amount not to exceed $1 billion in the aggregate, (ii) add additional lender groups and/or (iii) increase the commitment of any lender group with the consent of such lender group. The Facility Amount may, subject to certain conditions, including consent of the Facility Agent, be so increased to $400 million on the earlier of (x) the three-month anniversary of the Effective Date and (y) the date selected by OSCF Lending IV SPV (via written notice to the Facility Agent) to so increase the Facility Amount.
The description above is only a summary of the material provisions of the Loan Financing and Servicing Agreement and is qualified in its entirety by reference to the Loan Financing and Servicing Agreement, which is filed as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan Financing and Servicing Agreement, dated as of February 15, 2024, among OSCF Lending IV SPV, LLC, as borrower, Oaktree Strategic Credit Fund, as servicer and equityholder, the lenders party thereto, Deutsche Bank AG, New York Branch, as facility agent, the other agents parties thereto and Deutsche Bank National Trust Company, as collateral agent and collateral custodian.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation
S-K.
The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND
(Registrant)

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	General Counsel and Secretary
Date: February 22, 2024

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